The Systems Integration Business

of arvato digital services LLC

Statements of Assets Acquired and Liabilities Assumed

and Revenues and Direct Expenses

As of May 20, 2013 and for the year ended December 31, 2012

The Systems Integration Business of arvato digital services LLC

Contents

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statement of Assets Acquired and Liabilities Assumed as of May 20, 2013	2

Statements of Revenue and Direct Expenses from January 1 through March 31, 2013 and 2012 (Unaudited) and for the year ended December 31, 2012	3

Notes to Financial Statements	4-7

Report of Independent Registered Public Accounting Firm

Board of Directors of TSS, Inc.

The Systems Integration Business of arvato digital services LLC

Baltimore, Maryland

We have audited the accompanying special-purpose statement of assets acquired and liabilities assumed of The Systems Integration Business of arvato digital services LLC ("ADS”, as further described in Note 1) as of May 20, 2013 and the related statement of revenues and direct expenses of ADS for the year ended December 31, 2012. These financial statements are the responsibility of the ADS' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of TSS, Inc.) as described in Note 2 of the financial statements, and are not intended to be a complete presentation of ADS' financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of ADS as of May 20, 2013 and its revenues and direct expenses for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Elliott Davis, LLC

Greenville, South Carolina

May 20, 2014

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The Systems Integration Business of arvato digital services LLC

Statement of Assets Acquired and Liabilities Assumed

As of May 20, 2013

Assets acquired
Inventories, net	$132,307
Property, plant and equipment	48,133
Deposit	10,976
Total assets acquired	191,416

Liabilities assumed	-
Total assets acquired and liabilities assumed	$191,416

See Notes to Financial Statements

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The Systems Integration Business of arvato digital services LLC

Statements of Revenue and Direct Expenses

For the periods January 1, through March 31, 2013 and 2012 (Unaudited) and the year ended December 31, 2012

	January 1,	January 1,	For the
	2013 through	2012 through	year ended
	March 31,	March 31,	December 31,
	2013	2012	2012
	(Unaudited)	(Unaudited)

Revenues	$9,478,578	$1,553,400	$12,572,565

Direct expenses
Cost of Sales
Materials	7,155,564	281,847	8,004,439
Labor	608,390	482,363	1,672,901
Outsourced Costs	438,680	-	-
Other	38,425	12,603	63,030
Total cost of sales	8,241,059	776,813	9,740,370

Selling, general and administrative expenses
Administration Expense - Related Parties	224,996	162,868	685,369
Administration Expense - Round Rock	690,181	634,461	2,428,658
Building Expense	314,706	151,570	805,282
Total selling, general and aministrative expenses	1,229,883	948,899	3,919,309
Total direct expenses	9,470,942	1,725,712	13,659,679
Revenues in excess of (under) direct expenses	$7,636	$(172,312)	$(1,087,114)

See Notes to Financial Statements

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The Systems Integration Business of arvato digital services LLC

Notes to Financial Statements

As of May 20, 2013 and for the year ended December 31, 2012

Note 1. Description of Business and Asset Purchase Agreement

The Systems Integration Business of arvato digital services LLC (“ADS”) represents an aggregation of assets, liabilities, revenues and expenses of ADS which were historically reported as an integrated operation within the Arvato Bertelsmann Americas business.

Located in Round Rock, Texas, ADS provides custom rack layout design and configuration for large enterprise IT solutions, consisting of large banks of computer servers, digital information storage and networking equipment. Services include custom cabling, power and cooling within data center racks and mobile or containerized data centers. ADS also provides testing and deployment services, including onsite installation and network set-up of completed data center racks and mobile or containerized data centers. Additionally, ADS provides configuration services including the configuration of IT equipment, which consists of loading applications or systems software, customizing memory or storage capacities, adding peripherals, and testing (including hardware power-up testing, diagnostics and software boot testing).

On May 20, 2013, VTC, LLC, a wholly-owned subsidiary of TSS, Inc., signed a definitive asset purchase agreement (the “Agreement”) to acquire ADS for $1,475,000, which is subject to certain post-closing adjustments as described in the Agreement.

Note 2. Basis of Presentation

The accompanying Statement of Assets Acquired and Liabilities Assumed as of May 20, 2013 and the related Statements of Revenues and Direct Expenses for the period January 1 through March 31, 2013 and 2012 (Unaudited) and the year ended December 31, 2012 (collectively, the "Financial Statements") of ADS have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"), as permitted by the SEC. The elements of the Financial Statements are stated in accordance with accounting principles generally accepted in the United States of America ("GAAP").

The accompanying Statement of Assets Acquired and Liabilities Assumed include only certain assets and liabilities related to the transaction that are part of the ADS business that were sold as per the Agreement.

The Statements of Revenues and Direct Expenses include the revenues and expenses directly attributable to the development, sale and distribution of ADS products.

The Statements of Revenues and Direct Expenses exclude certain costs that are not directly related to ADS, including certain arvato digital services LLC corporate overhead expenses, because these costs are not expected to be incurred in future operations of ADS.

Statements of cash flows and invested equity are not presented as VTC did not acquire all of the assets nor assume all of the liabilities of ADS, and the preparation of such financial information is impracticable given the nature of the financial statements and the limited amount of information available specifically related to ADS.

The interim financial information presented herein is unaudited; however, all material adjustments (consisting only of normal recurring adjustments, unless otherwise noted) have been made for a fair presentation. The results for the interim periods are not necessarily indicative of the results to be expected for any other interim period or for any future periods.

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The Systems Integration Business of arvato digital services LLC

Notes to Financial Statements

As of May 20, 2013 and for the year ended December 31, 2012

Note 3. Summary of Significant Accounting Policies

Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition:

Revenue from product sales, net of trade discounts, allowances and volume-based incentives, is recognized once delivery has occurred, provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer.

Shipping and handling costs:

Amounts charged to customers related to shipping and handling are included in revenues, and related shipping and handling costs are recognized as a reduction of revenues.

Inventories:

Inventories are stated at cost (determined primarily using the average cost method) or net realizable value, whichever is lower. ADS maintains an allowance for obsolescence to account for slow moving inventory.

Property, plant & equipment:

Property, plant and equipment is recorded at cost and includes interest capitalized during the construction period, if material. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are 3-7 years. The cost of property, plant and equipment and related accumulated depreciation are removed from the accounts upon the retirement of such assets and the resulting gain or loss is recognized at the time of disposition. Maintenance and repairs that do not improve efficiency or extend economic life are charged to expense as incurred.

Administration expense – related parties:

Administration expense – related parties are the indirect costs associated with activities of ADS which consist of corporate overhead allocations that are expected to be representative of potential future costs incurred by ADS.

Administration expense – round rock:

Administration expense – round rock are the direct costs associated with activities at the ADS location in Round Rock, Texas, and do not include corporate overhead allocations.

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The Systems Integration Business of arvato digital services LLC

Notes to Financial Statements

As of May 20, 2013 and for the year ended December 31, 2012

Note 3. Summary of Significant Accounting Policies, Continued

Building expense:

Building expense consists primarily of rent, utilities and maintenance for the Round Rock, Texas facility.

Note 4. Inventories, net

May 20,
2013
Raw materials and other supplies	$377,225
Work in progress	45,730
Allowance for obsolescence	(290,648)
Total inventories, net	$132,307

Note 5. Property, Plant and Equipment, net

May 20,
2013
Computer and office equipment	$48,113

All computer and office equipment has been recorded at fair value as of the acquisition date.

Note 6. Commitments and Contingencies

Operating leases:

ADS leases certain land, equipment and warehouses under the terms of non-cancelable operating leases which expire through March 2017. Future minimum payments on the operating leases as of December 31, 2012 are as follows:

Year ending	Lease
December 31	Payments

2013	$245,760
2014	278,016
2015	295,219
2016	300,134
2017	75,264
Total	$1,194,393

Rent expense for each of the periods ending March 31, 2013 and 2012 was $61,440 and for the year ending December 31, 2012 was $245,760. ADS from time to time leases equipment related to specific projects on a short term basis.

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The Systems Integration Business of arvato digital services LLC

Notes to Financial Statements

As of May 20, 2013 and for the year ended December 31, 2012

Note 7. Concentrations of Credit Risk

For the year ended December 31, 2012, 93 percent of revenues were derived from one customer.

Note 8. Related Party Transactions

Selling, general and administrative expense and research and developmental cost allocations:

ADS utilized the services of arvato digital services LLC corporate office and certain of its subsidiaries for certain selling, general and administrative functions. These services included information technology, finance and accounting, research and development, facilities management, and marketing. The cost of these services has been determined by allocating a portion of the overall arvato digital services LLC corporate cost for these services to ADS. The amounts allocated to ADS are based on a proportional cost allocation methodology utilizing headcount as a key driver. The amounts allocated are intended to represent the costs of providing these services and ADS management believes the allocation methods are reasonable and consistently applied for all periods. The costs as historically allocated may not be indicative of the costs which will be incurred subsequent to the acquisition by VTC. Costs allocated to ADS were as follows:

	ADS
		January 1,	January 1,
	2013 through	2012 through	Year
	March 31,	March 31,	Ended
	2013	2012	December 31,
	(Unaudited)	(Unaudited)	2012

Costs allocated to selling, general and administrative expenses	$135,096	$88,534	$394,223
Costs allocated to in information technology	89,900	74,334	291,146
Total allocated costs	$224,996	$162,862	$685,369

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